EXHIBIT 21

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SUBSIDIARIES OF THE REGISTRANT
                                                                                       JURISDICTION OF
NAME                                           PARENT                                  INCORPORATION
Informix Software, Inc.                        Informix Corporation                    Delaware
Informix International, Inc.                   Informix Software, Inc.                 Delaware
Informix Credit Company                        Informix Software, Inc.                 Delaware
Informix Software Argentina, S.A.              Informix International, Inc.            Argentina
Informix Software GmbH                         Informix International, Inc.            Austria
Informix Software Pty. Ltd.                    Informix International, Inc.            Australia
Informix Software NV                           Informix International, Inc.            Belgium
Informix do Brasil Comercio e Servicios Ltda.  Informix International, Inc.            Brazil
Informix Software (Canada), Inc.               Informix International, Inc.            Canada
Informix Software sro                          Informix International, Inc.            Czech Republic
Informix Software A/S                          Informix International, Inc.            Denmark
Informix Software Ltd.                         Informix International, Inc.            England
Innovative Software Ltd.                       Informix Software Ltd.                  England
Informix Software SARL                         Informix International, Inc.            France
Informix Software GmbH                         Informix International, Inc.            Germany
Informix GmbH                                  Informix Software GmbH                  Germany
Garmhausen & Partners, GmbH                    Informix International, Inc.            Germany
Informix Software (Hong Kong) Ltd.             Informix International, Inc.            Hong Kong
Informix Holdings Company                      Informix Software Ireland Limited       Ireland
Informix Software Ireland Limited.             Informix International, Inc.            Ireland
Informix Software SpA                          Informix International, Inc.            Italy
Informix ASCII Kabushiki Kaisha                Informix Holdings Company               Japan
Informix Software Kabushiki Kaisha             Informix International, Inc.            Japan
Informix Daou Korea, Inc.                      Informix Holdings Company               Korea
Informix Software (Korea) Ltd.                 Informix International, Inc.            Korea
Informix Sdn Bhd                               Informix International, Inc.            Malaysia
Informix Software de Mexico S.A. de C.V.       Informix International, Inc.            Mexico
Informix Software B.V.                         Informix International, Inc.            Netherlands
Informix Software Limited                      Informix International, Inc.            New Zealand
Informix Software AS                           Informix International, Inc.            Norway
Informix Software Spolka z.o.o.                Informix International, Inc.            Poland
Informix Software Limited Liability Company    Informix International, Inc.            Russia
Informix Software Asia-Pacific Pte. Ltd.       Informix International, Inc.            Singapore
Informix Software Iberica, S.A.                Informix International, Inc.            Spain
Informix Software Scandinavia AB               Informix International, Inc.            Sweden
Informix Software AG                           Informix International, Inc.            Switzerland
Informix Software (Taiwan) Inc.                Informix International, Inc.            Taiwan
Informix Software (Thailand) Limited           Informix International, Inc.            Thailand
Informix Software de Venezuela, S.A.           Informix International, Inc.            Venezuela
Informix Software V.I., Inc.                   Informix International, Inc.            Virgin Islands
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